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                                                                    Exhibit 3.97

                            CERTIFICATE OF FORMATION
                                       OF
                            CLARIDGE ORGANIZATION LLC

              This Certificate of Formation of Claridge Organization LLC, dated as of November 30, 2000, is being duly executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, ET SEQ.).

              1. NAME. The name of the limited liability company formed hereby is Claridge Organization LLC (the "COMPANY").

              2. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

              3. REGISTERED AGENT. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

              4. INDEMNIFICATION. The debts, obligations and liabilities of the Company, whether arising in tort, contract or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member (as such term is defined in the Company's Limited Liability Company Agreement) or member of the Board or Directors of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as a member of the Board of Directors of the Company. A member of the Board of Directors of the Company shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Company or its Member for monetary damages for breach of fiduciary duty as a member of the Board of Directors, provided that this provision shall not eliminate or reduce the liability of a member of the Board of Directors in any case where such elimination or reduction is not permitted by law.

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              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                     /s/ Jose Misrahi
                                                     ---------------------------
                                                     Name:  Jose Misrahi
                                                     Title:  Organizer

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